Exhibit 99.2

TRIMAS CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Overview
On March 16, 2026, TriMas Corporation ("TriMas" or the "Company") completed the previously announced sale of its Aerospace segment (“Aerospace”) to an affiliate of Tinicum L.P., and funds managed by Blackstone, Inc., pursuant to an Equity Purchase Agreement dated as of November 4, 2025 (the “Purchase Agreement”), for a purchase price of $1.45 billion in cash, subject to customary adjustments.
The following unaudited pro forma consolidated financial information is based on historical consolidated financial information of TriMas, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, adjusted to reflect the sale of Aerospace. The unaudited pro forma consolidated statements of income (loss) for the years ended December 31, 2025, 2024, and 2023 have been prepared to illustrate the effects of the sale as if it occurred on January 1, 2023. The unaudited pro forma consolidated balance sheet as of December 31, 2025, has been prepared to illustrate the effects of the sale as if it occurred on December 31, 2025.
The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's consolidated financial position or results of operations actually would have been had the sale been completed at the dates presented. In addition, the information presented herein does not claim to project the future financial position or operating results of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements, including the notes thereto, as well as the accompanying notes to the unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Balance Sheet
As of December 31, 2025
(Unaudited - dollars in thousands)

	As reported (a)	Pro Forma Adjustments		Pro Forma Trimas Corporation Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$30,020	$1,430,000	(b)	$1,460,020
Receivables, net	111,270	—		111,270
Inventories	108,720	—		108,720
Prepaid expenses and other current assets	36,380	—		36,380
Current assets, held for sale	176,280	(176,280)	(c)	—
Total current assets	462,670	1,253,720		1,716,390
Property and equipment, net	247,510	—		247,510
Operating lease right-of-use assets	31,800	—		31,800
Goodwill	300,280	—		300,280
Other intangibles, net	76,550	—		76,550
Deferred income taxes	53,670	(46,030)	(e)	7,640
Other assets	45,430	—		45,430
Non-current assets, held for sale	267,170	(267,170)	(c)	—
Total assets	$1,485,080	$940,520		$2,425,600
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$72,280	$200,000	(d)	272,280
Accrued liabilities	59,640	—		59,640
Lease liabilities, current portion	4,100	—		4,100
Current liabilities, held for sale	47,650	(47,650)	(c)	—
Total current liabilities	183,670	152,350		336,020
Long-term debt, net	469,170	—		469,170
Lease liabilities	31,810	—		31,810
Deferred income taxes	17,710	7,870	(e)	25,580
Other long-term liabilities	65,840	—		65,840
Non-current liabilities, held for sale	11,290	(11,290)	(c)	—
Total liabilities	779,490	148,930		928,420
Preferred stock	—	—		—
Common stock	380	—		380
Paid-in capital	577,810	—		577,810
Retained earnings	127,410	791,590	(c) (d) (e)	919,000
Accumulated other comprehensive loss	(10)	—		(10)
Total shareholders' equity	705,590	791,590		1,497,180
Total liabilities and shareholders' equity	$1,485,080	$940,520		$2,425,600
See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2025
(Unaudited - dollars in thousands, except per share amounts)

	As reported (a)	Pro Forma Adjustments		Pro Forma Trimas Corporation Continuing Operations
Net sales	$645,720	$—		$645,720
Cost of sales	(507,560)	—		(507,560)
Gross profit	138,160	—		138,160
Selling, general and administrative expenses	(129,310)	—		(129,310)
Asbestos-related benefit (costs), net	27,770	—		27,770
Net gain on dispositions of assets	4,680	—		4,680
Operating profit	41,300	—		41,300
Other expense, net:
Interest expense	(18,030)	—		(18,030)
Other income (expense), net	990	—		990
Other expense, net	(17,040)	—		(17,040)
Income before income taxes	24,260	—		24,260
Income tax benefit (expense)	48,050	(53,900)	(e)	(5,850)
Income from continuing operations	72,310	(53,900)		18,410
Income from discontinued operations, net of income taxes	47,830	(47,830)	(c)	—
Net income	$120,140	$(101,730)		$18,410
Basic earnings per share:
Continuing operations	$1.79			$0.46
Discontinued operations	1.18			—
Net income per share	$2.97			$0.46
Weighted average common shares - basic	40,384,270			40,384,270
Diluted earnings per share:
Continuing operations	$1.78			$0.45
Discontinued operations	1.17			—
Net income per share	$2.95			$0.45
Weighted average common shares - diluted	40,790,137			40,790,137

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2024
(Unaudited - dollars in thousands, except per share amounts)

	As reported (a)	Pro Forma Adjustments		Pro Forma Trimas Corporation Continuing Operations
Net sales	$630,800	$—		$630,800
Cost of sales	(501,260)	—		(501,260)
Gross profit	129,540	—		129,540
Selling, general and administrative expenses	(109,650)	—		(109,650)
Asbestos-related costs	(5,510)	—		(5,510)
Net gain on dispositions of assets	1,020	—		1,020
Impairment of indefinite-lived intangible assets	(230)			(230)
Operating profit	15,170	—		15,170
Other expense, net:
Interest expense	(19,560)	—		(19,560)
Other income (expense), net	210	—		210
Other expense, net	(19,350)	—		(19,350)
Loss before income taxes	(4,180)	—		(4,180)
Income tax benefit	2,230	—		2,230
Loss from continuing operations	(1,950)	—		(1,950)
Income from discontinued operations, net of income taxes	26,200	(26,200)	(c)	—
Net income (loss)	$24,250	$(26,200)		$(1,950)
Basic earnings (loss) per share:
Continuing operations	$(0.05)			$(0.05)
Discontinued operations	0.65			—
Net income (loss) per share	$0.60			$(0.05)
Weighted average common shares - basic	40,725,714			40,725,714
Diluted earnings (loss) per share:
Continuing operations	$(0.05)			$(0.05)
Discontinued operations	0.65			—
Net income (loss) per share	$0.60			$(0.05)
Weighted average common shares - diluted	40,725,714			40,725,714

See accompanying notes to unaudited pro forma financial statements.

TriMas Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2023
(Unaudited - dollars in thousands, except per share amounts)

	As reported (a)	Pro Forma Adjustments		Pro Forma Trimas Corporation Continuing Operations
Net sales	$652,150	$—		$652,150
Cost of sales	(498,850)	—		(498,850)
Gross profit	153,300	—		153,300
Selling, general and administrative expenses	(102,460)	—		(102,460)
Net loss on dispositions of assets	(180)	—		(180)
Operating profit	50,660	—		50,660
Other expense, net:
Interest expense	(15,920)	—		(15,920)
Other income (expense), net	1,110	—		1,110
Other expense, net	(14,810)	—		(14,810)
Income before income taxes	35,850	—		35,850
Income tax expense	(6,310)	—		(6,310)
Income from continuing operations	29,540	—		29,540
Income from discontinued operations, net of income taxes	10,820	(10,820)	(c)	—
Net income	$40,360	$(10,820)		$29,540
Basic earnings per share:
Continuing operations	$0.71			$0.71
Discontinued operations	0.26			—
Net income per share	$0.97			$0.71
Weighted average common shares - basic	41,439,027			41,439,027
Diluted earnings per share:
Continuing operations	$0.71			$0.71
Discontinued operations	0.26			—
Net income per share	$0.97			$0.71
Weighted average common shares - diluted	41,685,348			41,685,348

See accompanying notes to unaudited pro forma financial statements.

TRIMAS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation
On March 16, 2026, TriMas Corporation ("TriMas" or the "Company") completed the previously announced sale of its Aerospace segment (“Aerospace”) to an affiliate of Tinicum L.P., and funds managed by Blackstone, Inc., pursuant to an Equity Purchase Agreement dated as of November 4, 2025 (the “Purchase Agreement”), for a purchase price of $1.45 billion in cash, subject to customary adjustments.
The following unaudited pro forma consolidated financial information is based on historical consolidated financial information of TriMas, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 adjusted to reflect the sale of Aerospace. The unaudited pro forma consolidated statements of income (loss) for the years ended December 31, 2025, 2024, and 2023 have been prepared to illustrate the effects of the sale as if it occurred on January 1, 2023. The unaudited pro forma consolidated balance sheet as of December 31, 2025 has been prepared to illustrate the effects of the sale as if it occurred on December 31, 2025.
The unaudited pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company's consolidated financial position or results of operations actually would have been had the sale been completed at the dates presented. In addition, the information presented herein does not claim to project the future financial position or operating results of the Company. The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical financial statements, including the notes thereto, as well as the accompanying notes to the unaudited pro forma financial statements.
2. Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited Pro Forma Financial Statements:
(a)     The as reported column in the unaudited pro forma consolidated financial information reflects TriMas' historical financial statements from continuing operations for the periods presented and reflect Aerospace presented as held for sale in the consolidated balance sheet and as discontinued operations in the respective consolidated statements of income (loss).
(b)     Reflects the estimated cash proceeds at closing in connection with the sale of Aerospace at an adjusted purchase price of $1.46 billion, less estimated transaction costs of $27.0 million related primarily to investment banking, legal and other professional fees, which were unpaid as of March 16, 2026. Such proceeds have been shown as an addition to the recorded cash balance given the Company's intent to reinvest in its businesses in the future.
The final purchase price is subject to finalization of net working capital to be settled within 90 days of the closing date.
The pro forma cash proceeds are calculated as follows (in thousands):

Base purchase price	$1,451,000
Less: net working capital adjustment	6,000
Adjusted purchase price	1,457,000
Less: transaction costs	(27,000)
Pro forma cash proceeds	$1,430,000
(c)    The unaudited pro forma consolidated balance sheet includes an adjustment of $443.5 million to remove assets classified as held for sale and an adjustment of $58.9 million to remove the liabilities classified as held for sale. The unaudited pro forma consolidated statements of income (loss) for the years ended December 31, 2025, 2024, and 2023 include adjustments of $47.8 million, $26.2 million, and $10.8 million, respectively, to remove income from discontinued operations, net of income taxes.

TRIMAS CORPORATION
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION (Continued)

(d)         The unaudited pro forma consolidated balance sheet contains tax adjustments associated with TriMas' income tax effects from the estimated taxable gain on divestiture of Aerospace, based on the applicable federal U.S. statutory rate of 21% and blended state tax rate of 3.4%, net of federal benefit, resulting in an increase to current liabilities for income taxes payable of $200.0 million.
(e)     The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2025 include adjustments to remove $53.9 million of income tax benefit and the related $53.9 million deferred income taxes recognized during 2025 related to the excess of the tax basis over the book basis of the Aerospace investment.